CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTTED PORTIONS.

                                                                    Exhibit 10.1

                             JOINT VENTURE AGREEMENT

                                 by and between

                                 SOFTBANK CORP.

                                       and

                                UT STARCOM, INC.

                                  May 29, 2000

                             JOINT VENTURE AGREEMENT

      This JOINT VENTURE AGREEMENT ("Agreement") is made as o f May 29, 2000, by and between UT Starcom, Inc., a Delaware corporation ("UT Starcom"), and SOFTBANK Corp., a Japanese corporation ("SOFTBANK"). UT Starcom and SOFTBANK are hereinafter also referred to collectively as the "Parties" and individually as a "Party."

                                    RECITALS

      A. SOFTBANK is a leading provider of information and distribution services in Japan and worldwide as infrastructure for the digital information industry.

      B. UT Starcom is a leading provider of voice and data access equipment for wired and wireless telephone services in the Peoples Republic of China including Hong Kong and Macao ("TRC").

      C. The Parties desire to form a joint venture to pursue the Business, as hereafter defined.

        NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT
      1. Definitions

            1.1 "Affiliate" means any Person, other than the Company, that: (a) is controlled by, controls, or is under common control with a Party (collectively, a "Controlled Person"); or (b) is controlled by, controls, or is under common control with any such Controlled Person, in each case for so long as such control continues.

            1.2 "Annual Plan" means a business operations plan detailing the Company's goals and procedures for technical, financial, and administrative activities for the Company's next succeeding fiscal year, as approved each year and revised from time to time by the Board.

            1.3 "Applicable Law" means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

            1.4 "Articles" means the articles of association of the Company substantially in the form of attached Exhibit 1.4, as amended from time to time.

            1.5 "Board" means the board of directors of the Company.

            1.6 "Business" means the business of the Company as described in
Section 2, as amended from time to time.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            1.7 "Business Day" means a day on which commercial banks in Tokyo, Japan are generally open to conduct their regular banking business.

            1.8 "Closing Date" is defined in Section 3.2(a).

            1.9 "Companies Act" means the Companies Act, Chapter 50 of Singapore, as amended and in effect from time to time.

            1.10 "Company" is defined in Section 3.1.

            1.11 "Company Interest" means, as to any Person, the percentage interest of the total capital stock of the Company represented by the Securities then held by such Person divided by all then outstanding Securities (on an as-converted to Ordinary Shares basis and, to the extent warrants or options to purchase stock have vested, as exercised for Ordinary Shares basis).

            1.12 "Confidential Information" is defined in Section 5. 1 (a).

            1.13 "Director" means a director of the Company with the powers and duties as specified in the Companies Act and the Articles.

            1.14 "Disclosing Party" is defined in Section 5.1 (a).

            1.15 "Effective Date" means the date of this Agreement.

            1.16 "Establishment Date" is defined in Section 3.1.

            1.17 "Governmental Authority" means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

            1.18 "Management Agreement" is defined in Section 4.7.

            1.19 "Memorandum" means the memorandum of association of the Company substantially in the form of the attached Exhibit 1.19, as amended from time to time.

            1.20 "Ordinary Shares" means Ordinary shares of the Company as authorized by the Memorandum.

            1.21 "Party" and "Parties" are defined in the opening paragraph of this Agreement.

            1.22 "Person" means a natural individual, Governmental Authority, partnership, firm, corporation, or other business association.

            1.23 "Receiving Party" is defined in Section 5.1(a).

            1.24 "Securities" means all outstanding Ordinary Shares, and any other equity securities of the Company or instruments exercisable for or convertible into Ordinary Shares.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            1.25 "Territory" means the [* * *].

            1.26 "Term" is defined in Section 7.1.

            1.27 "Transaction Documents" means this Agreement, the Articles and the Memorandum and the Management Agreement.

      2. Purpose of Joint Venture

            The Parties hereby associate themselves in a joint venture relationship which shall have as its principal purpose: (1) identifying, investigating and investing in companies involved in Internet or E-commerce based activities in the Territory; (2) developing, marketing and providing an Internet incubator for early stage companies involved in Internet or E-commerce based activities focused on regions in the Territory; and (3) activities incidental thereto.

      3. Establishment and Capitalization of the Company

           3.1 Establishment. The Parties agree that the joint venture contemplated by this Agreement shall be carried out exclusively through a newly-formed Singapore corporation (the "Company"). The Company's corporate name shall be "SB China Holdings Pte., Ltd." The Parties shall use commercially reasonable efforts to cause the Establishment Date to occur on or before [* * *]. For the purposes of this Agreement, "Establishment Date" means the date on which the Company is established in accordance with the Companies Act.

           3.2   Capitalization.

                 (a) Initial Capitalization. The Company shall, as of the Establishment Date, have authorized capital stock consisting of one class of shares designated as Ordinary Shares with the rights set forth in the Memorandum and the Articles. The Memorandum and the Articles shall initially provide for 100,000 authorized shares of Ordinary Shares with par value of Singapore $1.00 per share. The Company's initial equity shall be funded as follows:

                       (i) SOFTBANK Initial Subscription. [* * *] following the Establishment Date (the "Closing Date"), SOFTBANK shall subscribe for [* * *] shares of Ordinary Shares, representing a ninety percent (90%) Company Interest, for an aggregate purchase price of [* * *].

                      (ii) UT Starcom Initial Subscription. On the Closing Date, UT Starcom shall subscribe for [* * *] shares of Ordinary Shares, representing a ten percent (10%) Company Interest for an aggregate purchase price of [* * *].

                 (b) Certain Deliveries. On or before the Closing Date, and as a condition to the purchase and sale of the Ordinary Shares:

                       (i) the Establishment Date shall have occurred; and

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                       (ii) each Party shall have received one original of each of the fully executed Transaction Documents (except for the Management Agreement).

                 (c) Acknowledgment of Agreement, Delivery of Share Certificates. Promptly after the Closing Date, the Parties shall cause the Company (i) to deliver to each Party its written acknowledgment of, and agreement to abide by, the terms of this Agreement, and (ii) at the request of either SOFTBANK or UT Starcom, to promptly issue and deliver to each of SOFTBANK and UT Starcom share certificates representing the shares of Ordinary Shares purchased pursuant to this Section 3.2.

                 (d) Additional Investors. The Parties acknowledge that including additional strategic investors with expertise or strategic positions relevant to the Company's Business may be beneficial to the Company and, accordingly, agree that [* * *] may, in its discretion, introduce [* * *] additional parties to acquire Ordinary Shares, in the form of newly issued shares, for an aggregate Company Interest of up to [* * *]. The selection of the strategic investors, and the terms and conditions of any such investors' purchase of Company shares shall be documented based upon the form of investment letter agreement attached as Exhibit 3.2 (d) hereto unless the Parties otherwise agree. Each additional investor and its Company Interest will be set forth on
Schedule 3.2(d), as amended from time to time.

            3.3 Financial Assistance.

                  (a) Each Party shall at all times have the preemptive right to purchase Ordinary Shares or other equity interests as set forth in the Articles. The preemptive rights granted pursuant to this Section 3.3(a) shall cease to be of any further force or effect upon the closing of an initial public offering of Securities.

                  (b) At the request of the Company, the Parties shall invest additional funds in the Company. Each Party shall make such additional investment in the Company [* * *]; provided that the Parties shall have no obligation to invest such in funds in excess of [* * *] for the Parties in the aggregate.

                  (c) From time to time, the Parties may mutually agree to provide additional financial assistance to the Company, including in the form of [* * *], and, in such event, each Party shall make such financial assistance available to the Company [* * *].

            3.4 Incentive Stock Option Plan. The Parties agree that an incentive stock option plan, or other agreed to method, providing for reasonable incentive to the employees of the Company and the Management Company (as defined below) and such employees of UT Starcom and SOFTBANK as are directly involved in the Business would be beneficial to the Company, and agree to cooperate in good faith with a view towards establishing such a plan within [* * *] after the Closing Date on terms mutually agreed by the Parties.

      4. Operation and Management of the Company

            4.1 Operation of the Company. Each Party agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms of this Agreement and the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

other Transaction Documents, including, without limitation, to vote all Securities held by it (and to cause all Securities held by its permitted transferees under Section 8 to be voted) and to cause the Directors nominated by it to vote to effect the terms hereof.

            4.2 Board of Directors. The Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of six (6) Directors, [* * *] of whom shall be appointed by SOFTBANK and [* * *] of whom shall be appointed by UT Starcom. At all times, unless no longer required by the Companies Act, one of the Directors appointed by SOFTBANK shall be a resident of Singapore. If UT Starcom's Company Interest at any time decreases to [* * *], the Parties shall cause the Board constituency to be adjusted within [* * *] of such decrease so that [* * *] Director is appointed by UT Starcom. The Chairman of the Board and President of the Company shall be appointed by Directors appointed by [* * *]. Initially, Mr. Hong-Liang Liu shall serve as Chairman of the Board and Mr. Chauncey Shey shall serve as President. The Directors appointed by SOFTBANK shall have the authority, [* * *] to remove the Chairman of the Board and President and appoint a successor at any time.

            4.3 Removal; Reappointment of Directors. Any Director may be removed for cause in accordance with Applicable Law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of written notice to the Company, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director in question.

            4.4 Board Meetings. The Chairman of the Board shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. Directors may attend Board meetings in person or by any other means of attendance permitted under the Companies Act, provided, however, that (a) the Board shall meet at least [* * *] during each semi-annual fiscal period and (b) written notice of all Board meetings shall be given not less than [* * *] in advance of each meeting (which [* * *] period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a Board meeting). Board meetings shall be conducted in the English language and minutes of such meetings shall be prepared by the Company in English and distributed to each Director promptly following each meeting. Proposals or reports brought before any Board meeting for information or action (including without limitation the Company's annual and semi-annual financial statements) shall be prepared in English.

            4.5 Board Quorum, Resolutions. The quorum necessary for the transaction of business at a meeting of the Board shall be [* * *] Directors. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

            4.6 Other Offices. In addition to the President, senior management of the Company will consist of such other officers as are deemed to be necessary or appropriate by the Board.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            4.7 Management Agreement. [* * *] following the Closing Date, the Company and Softbank China Venture Capital (the "Management Company"), will negotiate and execute a management agreement (the "Management Agreement") pursuant to which, the Management Company, on behalf of the Company, will source, evaluate, initiate and monitor investments to be made by the Company. The Management Company will report to the Board on a periodic basis but no less than monthly. The terms and provisions of the Management Agreement will be subject to the approval of [* * *].

            4.8 Shareholders' Meetings. Shareholders of the Company shall receive notice of each shareholders' meeting at least [* * *] before the scheduled date of such meeting. The Company shall have at least one shareholders' meeting each calendar year. Such meeting will take place at such time and place as is determined by the Board. Meetings shall be conducted in the English language, and minutes of such meetings shall be prepared by the Company in English.

            4.9 Annual Plan. The President shall prepare, and the Board shall approve, an Annual Plan with respect to each fiscal year of the Company no later than [* * *] prior to the commencement of the fiscal year.

            4.10 Financial Statements and Accounting Records. Financial statements for the Company, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders' equity, shall be submitted by the Company to each of the Parties (a) within [* * *] after the end of the [* * *] of each fiscal year for such [* * *] period, and
(b) within [* * *] after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by PriceWaterhouseCoopers or another internationally recognized accounting firm retained by the Company, selected by [* * *]. All financial statements shall be prepared in accordance with generally accepted accounting principles in Japan and in reasonable detail, and shall contain such financial data as [* * *] may deem necessary in order to keep the Parties advised of the Company's financial status (although [* * *] statements need not include footnotes and may be subject to year-end adjustments). The Company shall, at UT Starcom's request, provide UT Starcom with such financial information as UT Starcom may reasonably deem necessary for purposes of complying with its periodic reporting obligations under U.S. securities law and shall cooperate with UT Starcom in connection therewith, including in the preparation of quarterly financial statements if required by UT Starcom; provided, that [* * *] shall bear any costs incurred in preparing or providing such information, including, without limitation, in preparing additional financial statements and reconciling the Company's financial statements with U.S. generally accepted accounting principles for such purposes.

      5. Additional Covenants

            5.1 Confidentiality.

                  (a) The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "Disclosing Party") may disclose "Confidential Information" (as defined below) to the other Party (the "Receiving Party"). For purposes of this Agreement, the term "Confidential Information" means (i) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

obligation) regarding the Disclosing Party's business or (ii) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within [*
* *] of disclosure "Confidential Information" shall not include information which: (A) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (B) has become publicly known through no wrongful act of the Receiving Party; (C) has rightfully been received by the Receiving Party from a third party without breach of this provision; or (D) has been independently developed by the Receiving Party without using any Confidential Information of the other Party. The Receiving Party agrees (x) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (y) not to disclose any such Confidential Information, except (1) to its employees (and in the case of SOFTBANK, employees of other members of the SOFTBANK Group) who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information and
(3) pursuant to, and to the extent of, a request or order by a Governmental Authority. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information.

                  (b) Each Party acknowledges and agrees that (i) its obligations under this Section 5.1 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this
Section 5.1 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.1 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

            5.2 Confidentiality of Agreement, Publicity. Each Party agrees that the terms and conditions of this Agreement and the Transaction Documents shall be treated as confidential information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law including, without limitation, by the U.S. Securities and Exchange Commission and Japanese Governmental Authorities, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) in connection with a merger, acquisition or proposed merger or acquisition, or (e) pursuant to joint press releases prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

            5.3 Additional Investments in the Territory. SOFTBANK will [* * *] to coordinate its activities and those of its Affiliates to ensure that investments in companies involved in Internet or e-commerce based activities focused on regions within the Territory are made by the Company (or any investment fund through which the Company makes its investments) and not by SOFTBANK or its Affiliates (other than the Company or any such investment fund); provided, that

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SOFTBANK or its Affiliates may, in [* * *] discretion, make such investments directly, if (i) such investment is or series of related investments are made in an amount exceeding [* * *], (ii) such investment is approved by the Board,
(iii) such investment is in an entity whose principal business is to provide financial products or services, or (iv) such investment is in a non-Internet entity that is or will be in the process of adapting its business model to accommodate Internet or e-commerce business.

      6. Warranties of the Parties

            6.1 Warranties of SOFTBANK. SOFTBANK hereby represents and warrants to UT Starcom that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

                  (a) Organization. SOFTBANK is a corporation duly organized and validly existing under the laws of Japan, and has the corporate power and authority to enter into and perform this Agreement.

                  (b) Authorization. All corporate action on the part of SOFTBANK necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of SOFTBANK.

                  (c) Government and Other Consents. Other than any licenses, permits, certifications or authorizations which may be required in connection with the Business, as to which SOFTBANK makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with SOFTBANK's execution, delivery and performance of this Agreement, or if any such consent is required, SOFTBANK has satisfied the applicable requirements.

                  (d) Effect of Agreement. SOFTBANK's execution, delivery and performance of this Agreement will not (i) violate the Articles of Incorporation of SOFTBANK or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to SOFTBANK, (iii) have any effect on the compliance of SOFTBANK with any applicable licenses, permits or authorizations which would materially and adversely affect SOFTBANK,
(iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which SOFTBANK is a party and which would materially and adversely effect SOFTBANK, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of SOFTBANK; provide, however, that regulatory approval may be required in connection with conducting the Business and SOFTBANK makes no representation with respect to any such approvals.

                  (e) Litigation. There are no actions, suits or proceedings pending or, to SOFTBANK's knowledge, threatened, against SOFTBANK before any Governmental Authority

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

which question SOFTBANK's right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

            6.2 Warranties of UT Starcom. UT Starcom hereby represents and warrants to SOFTBANK that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

                  (a) Organization. UT Starcom is a corporation duly organized and validly existing under the laws of Delaware. LTT Starcom has the corporate power and authority to enter into and perform this Agreement.

                  (b) Authorization. All corporate action on the part of UT Starcom necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement and the License Agreement, when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of UT Starcom.

                  (c) Government and Other Consents. Other than any licenses, permits or authorizations which may be required in connection with the Business, as to which UT Starcom makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with UT Starcom's execution, delivery and performance of this Agreement, or if any such consent is required, UT Starcom has satisfied any applicable requirements.

                  (d) Effect of Agreement. UT Starcom's execution, delivery and performance of this Agreement will not (i) violate the Certificate of Incorporation of UT Starcom or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to UT Starcom, (iii) have any effect on the compliance of LTT Starcom with any applicable licenses, permits or authorizations which would materially and adversely affect LTT Starcom, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which UT Starcom is a party and which would materially and adversely affect UT Starcom, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of UT Starcom; provide , however, that regulatory approvals may be required in connection with conducting the Business and UT Starcom makes no representation with respect to any such approvals.

                  (e) Litigation. There are no actions, suits or proceedings pending or, to UT Starcom's knowledge, threatened, against LTT Starcom before any Governmental Authority which question UT Starcom's right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

      7. Term and Termination

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            7.1 Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 7.2 (the "Term").

            7.2 Termination. This Agreement may be terminated as follows:

                  (a) Upon the mutual written agreement of SOFTBANK and UT Starcom.

                  (b) By either SOFTBANK or UT Starcom, effective immediately upon written notice to the other Party, if the other Party breaches any material provision of this Agreement or of any of the other Transaction Documents and such breach continues for a period of [* * *] after the delivery of written notice of the default, describing the default in reasonable detail.

                  (c) By either SOFTBANK or UT Starcom, effective immediately upon written notice to the other Party and the Company, in the event that the other Party is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

            7.3 Effect. Upon termination of this Agreement, the Parties shall negotiate in good faith a possible purchase by one or more Parties of all outstanding Securities held by the other Parties or the sale of the Company to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon such a purchase or sale within [* * *] of the notice of termination, the Parties shall cooperate to cause the Company to be liquidated as promptly as practical in accordance with Applicable Law. The rights and obligations of the Parties under Sections 5.1, 5.2, this Section 7.3, and Sections 7.4, 7.5 and 9 shall survive any termination of this Agreement.

            7.4 Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.

            7.5 Continuing Liability. Termination of this Agreement for any reason shall not release any Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

      8. Transfer Restrictions

            8.1 General Restriction. Each Party agrees to hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party, not to sell, transfer, assign, hypothecate or in any way alienate any of such Party's Securities or any right or interest therein except to an Affiliate of such Party in accordance with the Articles. In the case of any transfer permitted hereunder, the transferring Party shall deliver to the other Party (a) at least [* * *] prior to such transfer, a written notice stating its intention to transfer the Securities to

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

be transferred, the name of the transferee, whether such transferee is an Affiliate, the number of Securities to be transferred, and the price and other material terms and conditions of the transfer, and (b) except as otherwise specifically provided herein, on or prior to the effective date of the transfer and in a form reasonably acceptable to the other Party and its counsel, the transferee's written acknowledgement of and agreement to be bound by, and to vote the transferred Securities at all times in accordance with, the terms of this Agreement.

            8.2 Legends. Each share certificate of the Company shall bear a legend, consistent with Applicable Law, providing that any transfer of the Securities evidenced by such certificate is subject to approval by the Board.

            8.3 Initial Public Offering. The foregoing restrictions shall cease to be of any further force or effect upon the closing date of an initial public offering of Securities.

            8.4 Board Approval. Each Party shall cause each Director that it has appointed pursuant hereto to vote to approve any transfer of Securities that complies with the terms of this Section 8.

      9. General Provisions

            9.1 Governing Law, Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Delaware. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of [* * *] after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgement upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

            9.2 Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile originating in Japan, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by facsimile originating in the United States, on the [* * *] Business Day following receipt of a transmittal confirmation, or (d) if by international courier service, on the [* * *] Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  If to SOFTBANK:

                        SOFTBANK CORP.
                        24-1 Nihonbashi-Hakozakicho
                        Chuo-ku, Tokyo 103-8501
                        Attention: Mr. Masayoshi Son
                        Telephone: 81-3-5642-8020
                        Facsimile: 81-3-5641-3400

                  with a copy (which copy shall not constitute notice) to:

                        Morrison & Foerster LLP
                        AIG Building, 7th Floor
                        1-1-3 Marunouchi,
                        Chiyoda-ku, Tokyo 100-0005, Japan
                        Attention:  Hitoshi Hasegawa, Esq.
                        Telephone: 81-3-3214-6522
                        Facsimile: 81-3-3214-6512

                  If to UT Starcom:

                        UT Starcom, Inc.
                        1275 Harbor Bay Parkway, 100
                        Alameda, California 95110 U.S.A.
                        Attention: Mr. Hong-Liang Lu
                        Telephone: 01-510-864-8800
                        Facsimile: 01-510-864-8802

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 9.2.

            9.3 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

            9.4 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

            9.5 References, Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

            9.6 Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

            9.7 Expenses. Each of the Parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by the Company shall be borne by [* * *] to the maximum extent permitted by Applicable Law including, without limitation, expenses relating to the formation of the Company, any transfer taxes for transfer of the Company stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

            9.8 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

            9.9 Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

            9.10 Assignment. [* * *] shall have the right to assign its rights or obligations under this Agreement except in connection with a transfer of all of such Party's Securities in a manner permitted hereunder, under terms reasonably acceptable to the non-assigning Party and providing for the assignee to be bound by the terms hereof, and for the assigning Party to remain liable for the assignee's performance of its obligations hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.

            9.11 No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

            9.12 No Beneficiaries. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Parties and their Affiliates who hold Securities, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

            9.13 Effective Date of Transaction Documents. The Transaction Documents (other than this Agreement and the Articles) shall become effective concurrently with consummation, on the Closing Date, of the transactions described in Section 3.2(a).

            9.14 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

            9.15 Incidental and Consequential Damages. [* * *] will be liable to the other Party under any contract, negligence, strict liability or other theory for any indirect, incidental or consequential damages (including without limitation lost profits) with respect to a breach of this Agreement or any Transaction Document.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

SOFTBANK CORP.                          UT STARCOM, INC.


By:                                     By:
    -------------------------               ------------------------------
    Masayoshi Son                           Hong-Liang Lu
    President and CEO                       President and CEO

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                   EXHIBIT 1.4

                         Company Articles of Association

                           THE COMPANIES ACT (CAP.50)

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                            SB CHINA HOLDINGS PTE LTD

--------------------------------------------------------------------------------

                                   PRELIMINARY

      10. TABLE A EXCLUDED. The regulations in Table A in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained in these Articles.

      11. INTERPRETATION. In these Articles, unless the context otherwise requires:

                  "the Act"            means the Companies Act (Cap. 50) or any
                                       statutory modification thereof for the
                                       time  being in force;

                  "the Articles"       means these Articles of Association in
                                       their original form or as amended from
                                       time to time;

                  "Directors" or the   means the Directors for the time being of
                  "the Board"          the Company as a body or a quorum of the
                                       Directors present at a meeting of the
                                       Directors;

                  "dividend"           includes bonus;

                  "member"             means a member of the Company;

                  "month"              means a calendar month;

                  "office"             means the registered office of the
                                       Company;

                  "seal"               means the common seal of the Company;

                  "Secretary"          means any person appointed to perform the
                                       duties of a secretary of the Company and includes a Deputy Secretary or an Assistant Secretary;

                  "Statutes"           means the Act and every other Act being
                                       in force concerning companies and
                                       affecting the Company;

                  "$" refers to the lawful currency of Singapore;

expressions referring to writing shall, unless the contrary intention appears, be construed to include references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act (Cap. 1) and of the Act;

words denoting the singular number only shall include the plural number and vice versa; words denoting the masculine gender only shall include the feminine and neuter genders; and words denoting persons shall include corporations and other bodies of persons; and

the headings in these Articles are inserted for convenience and reference only and are in no way designed to limit or circumscribe the scope of these Articles.

                                 PRIVATE COMPANY

      12. PRIVATE COMPANY. The Company is a private company, and accordingly:

            12.1 no invitation shall be issued to the public to subscribe for any shares or debentures of the Company;

            12.2 the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were while in that employment and have continued after the determination of that employment to be, members of the Company) shall be limited to 50, provided that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member;

            12.3 the right to transfer the shares of the Company shall be restricted in the manner hereinafter appearing; and

            12.4 no invitation shall be issued to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest.

                                    BUSINESS

      13. BUSINESS OF COMPANY. Any branch or kind of business which by the Memorandum of Association of the Company or these Articles is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit and further may be suffered by them to be in abeyance whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

      14. OFFICE OF THE COMPANY. The office shall be at such place in the Republic of Singapore as the Directors shall from time to time determine.

                                     SHARES

      15. ISSUE OF SHARES. (1) No shares shall be issued by the Directors without the prior approval of the Company in general meeting.

            (2) Unless otherwise determined by the Company by special resolution or otherwise, agreed by the holders of all the shares for the time being issued, all unissued shares shall before issue be offered for subscription to the members in proportion as nearly as the circumstances will admit to the number of shares then held by them. Any such offer shall be made by notice specifying the number and class of shares and the price at which the same are offered and limiting the time (not being less than 29 days, unless the member to whom the offer is to be made otherwise agrees) within which the offer if not accepted will be deemed to be declined.

            (3) Subject as aforesaid, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise deal with or dispose of the same to such persons, at such times, and generally on such terms as they think proper, but so that no shares shall be issued at a discount except in accordance with the Act.

            (4) Without prejudice to any special rights or privileges attached to any then existing shares in the capital of the Company, any new shares may be issued upon such terms and conditions, and with such rights and privileges attached thereto, as the Company by special resolution may direct or, if no such direction be given, as the Directors shall determine, and in particular such shares may be issued with preferential, qualified or deferred right to dividends and in the distribution of assets of the Company, and with a special or restricted right of voting, and any preference share may be issued on the terms that it is, or at the option of the Company liable to be redeemed.

      16. VARIATION OF RIGHTS. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of that class and that any holder of shares of that class present in person or by proxy may demand a poll, Provided always that where the necessary majority for such a special resolution is not obtained at the meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two months of the meeting shall be as valid and effectual as a special resolution carried at the meeting.

      17. PROHIBITION OF DEALING IN ITS OWN SHARES. Except as is otherwise expressly permitted by the Act, the Company shall not give, WHETHER directly or indirectly and whether by means of a loan, guarantee or the provision of security or otherwise, any financial assistance for the purpose of or in connection with the purchase of or subscription for the shares of the Company or its holding company from time to time if any or in any way purchase, deal in or lend money on their shares.

      18. POWER TO CHARGE INTEREST ON CAPITAL. Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of that share capital as is for the time being paid for the period and subject to the conditions and restrictions mentioned in the Act and may charge the same to capital as part of the cost of the construction of the works or buildings or the provision of the plant.

      19. POWER TO PAY COMMISSION AND BROKERAGE. The Company may exercise the powers of paying commissions conferred by the Act provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10 per cent, of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

      20. EXCLUSION OF EQUITIES. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

      21. ENTITLEMENT TO CERTIFICATE Every person whose name is entered as a member in the Register of Members shall be entitled without charge to receive within two months after allotment or one month after the lodgement of transfer one certificate for all his shares of any one class, or upon payment of $2.00 (or such lesser sum as the Directors may from time to time determine) several certificates in reasonable denominations in respect of shares of any one class. Where a member transfers part only of the shares comprised in a certificate, one new certificate for the balance of such shares shall be issued in lieu of the old certificate without charge. In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery thereof to one of several joint holders shall be sufficient delivery to all such holders.

      22. FORM OF SHARE CERTIFICATE. Every certificate of title to shares shall be issued under the seal in such form as the Directors shall from time to time prescribe, shall bear the autographic or facsimile signatures of either two Directors or one Director and the Secretary or some other person appointed by the Directors and shall specify the number and class of shares to which it relates and the amounts paid thereon. Every certificate of title to debentures shall bear the autographic or facsimile signature of a Director.

      23. REPLACEMENT OF CERTIFICATE. Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed lost or stolen, it may be renewed on such evidence being produced and such letter of indemnity (if any) being given as the Directors of the Company may require, and in the case of defacement or wearing out on delivery of the old certificate and in any case on payment of such sum not exceeding $1.00 as the Directors may from time to time require. In the case of the certificate being destroyed, lost or stolen a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

                             JOINT HOLDERS OF SHARES

      24. RIGHTS AND LIABILITIES OF JOINT HOLDERS. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship subject to the following provisions:

            24.1 the Company shall not be bound to register more than three persons as the holders of any share, except in the case of executors or trustees of a deceased shareholder;

            24.2 the joint holders of a share shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such share;

            24.3 on the death of any one of such joint holders the survivor or survivors shall be the only person or Persons recognised by the Company as having any title to such share but the Directors may require such evidence of death as they may deem fit;

            24.4 any one of such joint holders may give effectual receipts for any dividend payable to such joint holders; and

            24.5 only the person whose name stands first in the Register as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders.

                                      LIEN

      25. COMPANY'S LIEN. The Company shall have a first and paramount lien on shares registered in the name of a member (whether fully paid or not) and on dividends from time to time declared in respect of such shares for all moneys due to the Company from him or his estate either alone or jointly with any other person whether a member or not and whether such moneys are presently payable or not.

      26. SALE OF SHARES SUBJECT TO LIEN. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

      27. RIGHTS OF PURCHASER OF SUCH SHARES. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

      28. APPLICATION OF PROCEEDS OF SUCH SALE. The proceeds of the sale shall be received by the Company and applied in payment of such pan of the amount in respect of which the lien exists as is presently payable and accrued interest and expenses, and the residue, if any, shall be paid to the person entitled to the shares at the date of the sale, or, his executors, administrators or assignees or as he may direct.

                                 CALLS ON SHARES

      29. CALLS ON SHARES. The Directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the, last preceding call, and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

      30. TIME WHEN MADE. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

      31. INTEREST ON CALLS. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due, shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding eight per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

      32. SUM DUE ON ALLOTMENT. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value, of the share or by way of premium, shall for the purposes of those Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

      33. RIGHTS OF MEMBER SUSPENDED UNTIL CALLS ARE DULY PAID. No member shall be entitled to receive any dividend or to be present or vote at any meeting or upon a poll, or to exercise any privilege as a member until he shall have paid all calls for the time being due and payable on every share hold by him, whether alone or jointly with any other person, together with interest and expenses (if any).

      34. POWER TO DIFFERENTIATE. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

      35. PAYMENT IN ADVANCE OF CALLS. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) eight per cent per annum as may be agreed upon between the Directors and the member paying the sum in advance. Capital paid on shares in advance of calls shall not, whilst carrying interest, confer a right to participate in profits.

                              FORFEITURE OF SHARES

      36. NOTICE REQUIRING PAYMENT OF CALLS. If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

      37. NOTICE TO STATE TIME AND PLACE. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be made forfeit.

      38. FORFEITURE ON NON-COMPLIANCE WITH NOTICE. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be made forfeit by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeit share and not actually paid before the forfeiture.

      39. SALE OR DISPOSITION OF FORFEIT SHARES. A forfeit share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

      40. RIGHTS AND liabilities of PERSONS WHOSE SHARES HAVE BEEN MADE FORFEIT. A person whose shares have been made forfeit shall cease to be a member in respect of the forfeit shares, but shall, notwithstanding, remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of eight per cent per annum from the date of forfeiture, on the money for the time being unpaid if the Directors think fit to enforce payment of such interest), but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

      41. TITLE TO FORFEIT SHARES. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly made forfeit on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

      42. POWERS OF COMPANY ON SALE OR DISPOSITION OF FORFEIT SHARES. Any share so made forfeit shall be deemed to be the property of the Company. The Company may receive the consideration, if any, given for a forfeit share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceeding in reference to the forfeiture, sale, or disposal of the share.

      43. ARTICLES AS TO FORFEITURE APPLICABLE TO NON-PAYMENT ON SHARES. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether an account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                               TRANSFER OF SHARES

      44. FORM OF TRANSFER. Subject to these Articles any member may transfer all or any of his shares. Every transfer must be in writing and in the usual form or in any form approved by the Directors in lieu thereof. The instrument of transfer of a share shall in any case be signed both by the transferor and by the transferee and be witnessed. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

      45. RETENTION OF TRANSFERS. All instruments of transfer which shall be registered shall be retained by the Company but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

      46. RIGHT TO DECLINE TO ACCEPT TRANSFER. The Directors may decline to accept any instrument of transfer unless:

            46.1 such fee not exceeding $2.00 as the Directors may from time to time determine is paid to the Company in respect thereof;

            46.2 the instrument of transfer is duly stamped in accordance with any law for the time being in force relating to stamp duty;

            46.3 the instrument of transfer is deposited at the office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do; and

            46.4 such fee not exceeding $1.00 as the Directors may from time to time determine is paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or any document relating to or affecting the title to the shares.

      47. INFANT, BANKRUPT OR PERSON OF UNSOUND MIND. No share shall in any circumstance be transferred to any infant or bankrupt or person of unsound mind.

      48. PRE-EMPTION RIGHTS. (1) Any person proposing to transfer a share (hereinafter called "the proposing transferor") shall give notice in writing (hereinafter called "a transfer notice") to the Company that he desires to transfer same. A transfer notice may include several shares and in such a case shall operate as if it were a separate notice in respect of each. The transfer notice shall specify the sum the proposing transfer fixes as the fair value of each share and shall constitute the Company his agent for the sale of the shares comprised in the transfer notice to the other members (each hereinafter called "the purchasing member") as nearly as practicable in proportion to their shareholdings in the Company or (where the number of shares is less than the number of purchasing members) as a bloc to any of them, at the price fixed in the transfer notice or at the option of the relevant purchasing member at the fair value to be fixed by the auditors of the Company in accordance with Article 39(4) hereof,

            (2) A transfer notice once given shall not be revocable except with the sanction of the Directors.

            (3) If the Company shall within 28 days after being served with a transfer notice find a purchasing member willing to purchase any of the shares as aforesaid and shall give, notice thereof to the proposing transferor, the proposing transferor shall be bound upon payment of the fair value as fixed in accordance with paragraph (1) or (4) of this Article 39 to transfer the relevant shares to the purchasing member.

            (4) The auditors shall on the application of either the proposing transferor or any purchasing member certify in writing the sum which in their opinion is the fair value of a share and such sum shall be deemed to be the fair value and in so certifying the auditors shall be considered to be acting as experts and not as arbitrators and accordingly the Arbitration Act (Cap. 10) shall not apply. The interval between the date of the application to the auditors and the date of their certificate shall not be taken into consideration in calculating the period referred to in the preceding paragraph.

            (5) If in any case the proposing transferor after having become bound as aforesaid makes default in transferring any share, the Company may receive the purchase money and the proposing transferor shall be deemed to have appointed any one Director or the Secretary of the Company as his agent to execute a transfer of the share to the purchasing member, and upon the execution of such transfer the Company shall hold the purchase money in trust for the, proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member, and after his name has been entered in the Register in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

            (6) If the Company shall not within the period referred to in paragraph (3) of this Article 39 find a purchasing member or give notice in the manner aforesaid in respect of any shares comprised in the transfer notice the proposing transferor shall at any time within three months after the expiration of such period be at liberty to sell and transfer the shares to any person at a price which is not less than that specified by him in the transfer notice.

            (7) This Article 39 shall not apply to a proposed transfer of shares if the holders of all the shares for the time being issued shall so agree.

      49. DIRECTORS' RIGHT TO REFUSE TRANSFER OF SHARES. The Directors may refuse to register the transfer of any share:

            49.1 if the share has not been fully paid or is subject to a lien;
or

            49.2 if the provisions of these Articles relating to the transfer of shares have not been complied with.

      50. DIRECTORS TO GIVE REASONS FOR REFUSAL TO TRANSFER. If the Directors Shall refuse to register the transfer of any share they shall within one month of the date on which the application for transfer was made serve on the transferor and transferee a notice in writing stating the reasons justifying the refusal to transfer and a notice of refusal as required by the Act.

      51. REGISTER OF TRANSFERS. The Company shall maintain a Register of Transfers which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares. The Register of Transfers may be closed at such times and for such periods as the Directors may from time to time determine provided always that it shall not be closed for more than 30 days in the aggregate in any one year.

                             TRANSMISSION OF SHARES

      52. TRANSMISSION ON DEATH. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to this interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

      53. PERSONS BECOMING ENTITLED ON DEATH OR BANKRUPTCY OF MEMBER MAY BE REGISTERED. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some, person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline to accept a transfer or refuse registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

      54. RIGHTS OF PERSONS BECOMING ENTITLED ON DEATH OR BANKRUPTCY OF MEMBER. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these Articles relating to the transfer of shares by members shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or the member had not occurred and the notice or transfer were a transfer signed by that member.

      55. RIGHTS OF UNREGISTERED EXECUTORS AND TRUSTEES. Where the registered holder of any share dies or becomes bankrupt his legal personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the Directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Articles be deemed to be joint holders of the share.

                         CONVERSION OF SHARES INTO STOCK

      56. POWER TO CONVERT INTO STOCK. The Company may be ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

      57. TRANSFER OF STOCK. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

      58. RIGHTS OF STOCK-HOLDERS. The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such rights, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any aliquot part of stock which would not if existing in shares have conferred that right, privilege or advantage.

      59. INTERPRETATION. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder."

                              ALTERATION OF CAPITAL

      60. The Company may from time to time by ordinary resolution:

            60.1 increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

            60.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

            60.3 subdivide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company; so however that in the subdivision the proportion between the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

            60.4 cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been made forfeit and diminish the amount of its share capital by the amount of the shares so cancelled.

      61. POWER TO REDUCE SHARE CAPITAL. The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner, with and subject to such sanction as may be required by law.

                                GENERAL MEETINGS

      62. ANNUAL GENERAL MEETING. An annual general meeting of the Company shall be held once in each calendar year or at such times as may be permitted by the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

      63. CALLING EXTRAORDINARY GENERAL MEETINGS. Any Director may whenever he thinks fit convene an extraordinary general meeting, and an extraordinary general meeting shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

      64. TIME AND PLACE OF MEETING. The time and place of any general meeting shall be determined by the convenors of the meeting.

                           NOTICE OF GENERAL MEETINGS

      65. NOTICE OF MEETINGS. (1) Subject to the provisions of the Act as to special resolutions, special notice and agreement for shorter notice, a general meeting of the Company shall be called by 14 days' notice in writing at the least.

            (2) The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and in case of special business the general nature of the business.

            (3) In every notice calling a meeting there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint not more than two proxies to attend and vote instead of him and that a proxy need not also be a member.

      66. SPECIAL BUSINESS. All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors and the appointment and fixing of the remuneration of the auditors.

      67. PERSONS WHO SHOULD BE GIVEN NOTICE. (1) Notice of every general meeting shall be given in any manner authorised by these Articles to:

            67.1 every member holding shares conferring the right to attend and vote at the meeting;

            67.2 the Directors (including alternate Directors) of the Company;
and

            67.3 the auditors of the Company.

            (2) NOTICE GIVEN TO DEBENTURE HOLDERS WHEN NECESSARY. No other person shall be entitled to receive notices of general meetings; provided that if the meeting be called for the alteration of the Company's objects, the provisions of the Act regarding notices to debenture holders shall be complied with.

            (3) ACCIDENTAL OMISSION TO GIVE AND NON-RECEIPT OF NOTICE. The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

      68. QUORUM. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members shall form a quorum. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member, and joint holders of any share shall be treated as one member.

      69. ADJOURNMENT IF QUORUM NOT PRESENT. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place as the original meeting, or to such other day and at such other time and place as the Directors may determine.

      70. CHAIRMAN. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, the Deputy Chairman shall preside as Chairman of the meeting. If there is no such Deputy Chairman present at the meeting and willing to act as Chairman the members present shall appoint a Director as Chairman of the meeting or if no Director is present or if all Directors present are unwilling to act, the members present shall elect one of their number to be Chairman of the meeting.

      71. ADJOURNMENT. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

      72. METHOD OF VOTING. At any general meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded:

            72.1 by the Chairman;

            72.2 by at least three members present in person or by proxy;

            72.3 by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

            72.4 by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

      73. TAKING A POLL. If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded. No poll shall be demanded on the election of a Chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting and without adjournment.

      74. OTHER BUSINESS TO PROCEED. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

      75. ERROR IN COUNTING OF VOTES. If at any general meeting any votes shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, and be of sufficient magnitude to vitiate the result of the voting.

      76. RESOLUTION BY CIRCULAR. Any resolution signed in writing by all members for the time being of the Company entitled to attend and vote at general meetings of the Company shall be as valid as if it had been passed at a general meeting of the Company duly convened and held.

                                VOTES OF MEMBERS

      77. VOTING RIGHTS OF MEMBERS. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at a meeting of members or classes of members each member entitled to vote may vote in person or by proxy or by attorney. On a show of hands every member present in person or by proxy shall have one vote, and on a poll every member present in person or by proxy shall have one vote for each share he holds.

      78. CHAIRMAN'S CASTING VOTE. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a member.

      79. VOTING RIGHTS OF JOINT HOLDERS. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

      80. CORPORATIONS ACTING BY REPRESENTATIVES. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise any person to act as its representative at any general meeting of the Company or of any class of members of the Company and the persons so authorised shall be entitled to exercise the same powers on behalf of the corporation as a corporation would exercise if it were personally present at the meeting.

      81. RIGHT TO VOTE. Every member shall be entitled to be present and to vote at any general meeting either personally or by proxy in respect of any shares upon which all calls due to the Company have been paid.

      82. OBJECTIONS. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purpose. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

      83. APPOINTMENT OF PROXIES. A member may appoint not more than two proxies to attend at the same meeting. Where a member appoints more than one proxy, he shall specify the proportion of his shareholdings to be represented by each proxy. The instrument appointing a proxy or representative shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy or representative may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. The instrument appointing a proxy shall be in the common form or in such other form as the Directors may from time to time approve.

      84. DEPOSIT OF INSTRUMENT APPOINTING A PROXY. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

      85. INTERVENING DEATH OR INSANITY OF PRINCIPAL NOT TO REVOKE PROXY. A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid not withstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the office before the commencement of the meeting or adjourned meeting at which the instrument is used.

                                    DIRECTORS

      86. NUMBER OF DIRECTORS. The number of Directors shall not be less than two. ALL the Directors of the Company shall be natural persons. The first Directors shall be ONG KIAN MIN and YONG WEI LING IVY.

      87. DIRECTOR NEED NOT BE MEMBER OF COMPANY. A Director need not be a member of the Company, but shall be entitled to receive notice of and to attend all general meetings of the Company.

      88. DIRECTORS' FEES. The fees payable to Directors shall from time to time be determined by the Company in general meeting. Such fees shall be divided amongst the Directors in such proportions and in such manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such fees are payable shall be entitled to rank in such division for the proportion of the fees related to the period during which he has held office.

      89. EXPENSES. The Directors may be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

      90. EXTRA REMUNERATION. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors, are outside his ordinary duties as a Director, may be paid such remuneration as the Directors may determine.

      91. DECLARATION OF DIRECTORS' INTEREST IN CONTRACT WITH COMPANY. (1) A Director who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with the Act, but notwithstanding his interest he may vote and be counted in the quorum present at any meeting of the Directors.

            (2) DECLARATION OF DIRECTORS' CONFLICT OF INTEREST. A Director who holds any office or possesses any property whereby directly or indirectly duties or interests might be created in conflict with his duties or interests as Director shall declare the fact and the nature, character and extent of the conflict at a meeting of the Directors of the Company in accordance with the Act.

            (3) POWER OF DIRECTORS TO HOLD OFFICE OF PROFIT AND TO CONTRACT
WITH COMPANY. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as a vendor, purchaser or otherwise. No such contract and no contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested shall be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

            (4) HOLDING OF OFFICE IN OTHER COMPANIES. A Director of the
Company may become or continue to be a Director or other officer of or otherwise be interested in any company whether or not the Company is interested as a shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of or from his interests in such other company.

      92. DIRECTORS SHALL KEEP registers. The Directors shall keep registers as required by the Act.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

      93. DIRECTORS' POWER TO FILL CASUAL VACANCIES AND TO APPOINT ADDITIONAL DIRECTORS. The Directors may at any time, and from time to time, appoint any person to be a Director, either to fill a casual vacancy or as an addition to their number.

      94. REMOVAL OF DIRECTOR. The Company may by ordinary resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person as Director in his stead.

      95. VACATION OF OFFICE OF DIRECTORS. The office of Director shall become vacant if the Director

            95.1 ceases to be a Director by virtue of the Act;

            95.2 becomes bankrupt or makes any arrangement or composition with his creditors generally;

            95.3 becomes prohibited by law from continuing to be a Director;

            95.4 becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

            95.5 resigns his office by notice in writing to the Company; or

            95.6 is removed from office pursuant to a resolution passed by the Company in general meeting.

                         POWERS AND DUTIES OF DIRECTORS

      96. GENERAL POWER OF DIRECTORS TO MANAGE COMPANY'S BUSINESS. The business of the Company shall be managed by the Directors who may exercise all powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting. The exercise of such powers of the Company by the Directors shall be subject to these Articles, the Act and such regulations being not inconsistent with these Articles or the Act as may be prescribed by the Company in general meeting, but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

      97. POWER OF SALE OR DISPOSAL OF COMPANY'S PROPERTY. Without prejudice to the generality of the preceding Article, any sale or disposal by the Directors of the whole or substantially the whole of the undertaking or property of the Company shall be subject to the prior approval of the Company in general meeting.

      98. DIRECTORS' BORROWING POWERS. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

      99. DELEGATION OF DIRECTORS' POWERS. The Directors may delegate any of their powers other than the powers to borrow and make calls to committees consisting of such persons (whether Directors or not) as they think fit. Any committee so formed shall in the exercise of the power so delegated conform to any regulations that may from time to time be imposed upon them by the Board.

      100. POWER TO ESTABLISH LOCAL BOARDS. The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company either in the Republic of Singapore or elsewhere and may appoint any persons to be members of such local boards or any managers, inspectors or agents and may fix their remuneration and may delegate to any local board, manager, inspector or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and the Directors may remove any person so appointed and may annul or vary such delegation but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Every Director while present in the country or territory in which any such local board or any committee thereof shall have been established shall be ex-officio a member thereof and entitled to attend and vote at all meetings thereof held while he is present in such country or territory.

      101. POWER TO APPOINT ATTORNEY. The Directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

      102. EXECUTION OF NEGOTIABLE INSTRUMENTS AND RECEIPTS FOR MONEY PAID. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors from time to time determine.

                            PROCEEDINGS OF DIRECTORS

      103. POWER TO KEEP A BRANCH REGISTER. The Directors may exercise the powers conferred upon the Company by the Act with regard to the keeping of a branch register, and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit respecting the keeping of any such register.

      104. MEETING OF DIRECTORS. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A Director may at any time and the Secretary shall at the request of a Director summon a meeting of the Directors.

      105. QUESTIONS TO BE DECIDED AT MEETINGS. Subject to these Articles questions arising at any meeting of Directors shall be decided by a majority of votes and a determination by a majority of Directors shall for all purposes be deemed a determination of the Directors. In cast of an equality of votes the Chairman of the meeting shall have a second casting vote.

      106. QUORUM. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

      107. PROCEEDINGS IN CASE OF VACANCIES. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

      108. CHAIRMAN OF DIRECTORS. The Directors may elect a Chairman and a Deputy Chairman. The Chairman shall preside at all meetings of the Board but if at any time there is no Chairman or if at any meeting the Chairman is not present within 10 minutes after the time appointed for holding the meeting the Deputy Chairman shall preside at the meeting. If there is no

Deputy Chairman or the Deputy Chairman is not present at the meeting the Directors present may choose one of their number to be Chairman of the meeting.

      109. CHAIRMAN OF COMMITTEE. A committee formed by the Directors to exercise powers delegated by them may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be Chairman of the meeting.

      110. MEETING OF COMMITTEE. A committee may meet and adjourn its meeting as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

      111. VALIDITY OF ACTS OF DIRECTORS IN SPITE OF SOME FORMAL DEFECTS. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

      112. RESOLUTIONS IN WRITING. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

      113. MINUTES OF MEETING. The Directors shall cause minutes to be made:

            113.1 of names of Directors present at all meetings of the Company and of the Directors; and

            113.2 of all proceedings at all meetings of the Company and of the Directors.

Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

                               ALTERNATE DIRECTORS

      114. APPOINTMENT OF ALTERNATE DIRECTORS. Any Director may appoint a person approved by the majority of the other Directors to be an alternate Director in his place during such period as he thinks fit. An alternate Director need not be a member of the Company. Any person while he so holds office as an alternate Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly, and to exercise all the rights and powers of the appointer in his place. An alternate Director shall ipso facto vacate office if the appointor vacates office as a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same. Any fee paid by the Company to the alternate Director shall be deducted from the remuneration payable to his appointor.

                               MANAGING DIRECTORS

      115. APPOINTMENT OF MANAGING DIRECTOR. The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. The appointment of a Director so appointed shall be automatically terminated if he ceases for any cause to be a Director.

      116. REMUNERATION OF MANAGING DIRECTOR. A Managing Director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

      117. POWERS OF MANAGING DIRECTOR. A Managing Director shall be subject to the control of the Directors. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

                                    SECRETARY

      118. APPOINTMENT OF SECRETARY. The Secretary shall in accordance with the Act be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit and any Secretary so appointed may be removed by them.

      119. SAME PERSON CANNOT ACT AS DIRECTOR AND SECRETARY. A provision of the Act or these Articles requiring or authorising a thing to be done by or in relation to a Director and the Secretary shall not be satisfied by its being done by or in relation to the same person acting both as Directors and as, or in place of, the Secretary.

                                      SEAL

      120. SEAL. The Directors shall provide for the safe custody of the seal which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf. Every instrument to which the seal is affixed shall bear the autographic or facsimile signatures of a Director and the Secretary or a second Director or some other person appointed by the Directors for the purpose. Any facsimile signature may be reproduced by mechanical, electronic or other method approved by the Directors.

      121. OFFICIAL SEAL. The Company may exercise all the powers conferred by the Act to have an official seal for use abroad and such official seal shall be affixed by the authority and in the presence of and the instruments sealed therewith shall be signed by such person as the Directors shall from time to time by writing under the seal appoint.

      122. DUPLICATE COMMON SEAL. The Company may have a duplicate common seal which shall be a facsimile of the common seal of the Company with the addition of its face of the words "Share Seal" and a share certificate under such duplicate seal shall be deemed to be sealed with the seal of the Company.

                                    ACCOUNTS

      123. DIRECTORS TO KEEP PROPER ACCOUNTS. The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or paper of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

      124. PRESENTATION OF ACCOUNTS. The Directors shall from time to time in accordance with the Act cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance-sheets and reports as are required under the Act.

      125. COPIES OF ACCOUNTS. A copy of every balance-sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting together with a copy of the Auditor's report shall not less than 14 days before the date of the meeting be delivered or sent by post to every member of and every holder of debentures of the Company, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                                      AUDIT

      126. APPOINTMENT OF AUDITORS. Auditors shall be appointed and their duties regulated in accordance with the Act.

                             DIVIDENDS AND RESERVES

      127. DIVIDENDS. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

      128. INTERIM DIVIDEND. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

      129. PAYMENT OF DIVIDENDS. No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

      130. POWER TO CARRY PROFIT TO RESERVE. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

      131. APPORTIONMENT OF DIVIDENDS. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on term providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

      132. DEDUCTION OF DEBTS DUE TO COMPANY. The Directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

      133. PAYMENT OF DIVIDEND IN SPECIE. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

      134. DIVIDENDS PAYABLE BY CHEQUE. Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register of Members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

      135. EFFECT OF TRANSFER. A transfer of a share shall not pass the right to any dividend declared in respect thereof before the transfer has been registered.

                            CAPITALISATION OF PROFITS

      136. POWER TO CAPITALISE PROFITS. The Company in general meeting may upon the recommendation of the Directors by ordinary resolution resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this Article, be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

      137. IMPLEMENTATION OF RESOLUTION TO CAPITALISE PROFITS. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment tip by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                     NOTICES

      138. SERVICE OF NOTICES. A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address, or such other address supplied by him to the Company for the giving notices to him. Any notice to be sent to a member at an address outside Singapore shall be sent by airmail. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting and of a notice pursuant to Article 134 on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

      139. SERVICE OF NOTICES IN RESPECT OF JOINT HOLDERS. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register of Members in respect of the share.

      140. SERVICE OF NOTICES AFTER DEATH OR BANKRUPTCY OF A MEMBER. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

                                   WINDING UP

      141. DISTRIBUTION OF SURPLUS ASSETS. If the Company shall be wound up, subject to due provision being made satisfying the claims of any holders of shares having attached thereto any special rights in regard to the repayment of capital, the surplus assets shall be applied in repayment of the capital paid up or credited as paid up on the shares at the commencement of the winding up. If the surplus assets shall be insufficient to repay the, whole of the capital paid up or credited as paid up on the shares, such assets shall be distributed (as nearly as practicable) in proportion to the capital paid up or credited as paid up on the shares at the commencement of the winding up.

      142. DISTRIBUTION OF ASSETS IN SPECIE. If the Company shall be wound up, the liquidators may, with the sanction of a special resolution, divide among the members in specie any part of the assets of the Company and any such division may be otherwise than in accordance with the existing rights of the members, but so that if any division is resolved or otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to
Section 306 of the Act. A special resolution sanctioning a transfer or sale to another company duly passed pursuant to the said Section may in like manner authorise the distribution of any shares or other consideration receivable by the liquidators amongst the members otherwise than in accordance with their existing rights; and any such determination shall be binding upon all the members subject to the right of dissent and consequential rights conferred by the said Section.

      143. SERVICE OF NOTICE BY LIQUIDATOR. In the event of a winding up of the Company every member of the Company who is not for the time being in Singapore shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some householder in Singapore upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the letter is posted.

                                    INDEMNITY

      144. INDEMNITY OF DIRECTORS AND OFFICERS. Every Director, Managing Director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company, against any liability incurred by him in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

Names, Addresses and Occupations of Subscribers


/s/ Ong Kian Min
----------------------------------------
ONG KIAN MIN
16-D Chatsworth Road
Singapore 249778

Advocate & Solicitor


/s/ Yong Wei Ling Ivy
----------------------------------------
YONG WEI LING IVY
Blk 667A Jurong West Street 65
#13-119
Singapore 641667

Advocate & Solicitor


Dated this 14th day of January, 2000


Witness to the above signatories:         /s/ Wendy Lee Su Lin
                                          -----------------------------
                                          WENDY LEE SU LIN
                                          Advocate & Solicitor
                                          1 Robinson Road #18-00
                                          AIA Tower
                                          Singapore 048542

                                  EXHIBIT 1.19

                        Company Memorandum of Association

                           THE COMPANIES ACT (CAP.50)

                        PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                            SB CHINA HOLDINGS PTE LTD


      145. The name of the Company is "SB CHINA HOLDINGS PTE LTD".

      146. The registered office of the Company will be situate in the Republic of Singapore.

      147. The objects for which the Company is established are:

      (1) To carry on business of an investment company and to act as investors, promoters and entrepreneurs and to carry on business as venture capitalists, financiers, concessionaires, managers, advisers, brokers, traders, dealers, agents and to undertake and carry on and execute all kinds of investment, financial, commercial, trading and other operations.

      (2) To carry on whether as principals, agents or otherwise howsoever the business of lessors, estate agents or managers, realtors, developers, consultants, builders, contractors, engineers, dealers in or vendors of all types of property including services.

      (3) To carry on business as consultants and advisers in connection with all phases of industry and commerce, including general management, costing, industrial relations, personnel, marketing distribution, manufacture, research, finance, design, factory layouts, plant selection and all other related subjects.

      (4) To promote establish and carry on business as general merchants manufacturers importers exporters commission agents del credere agents removers packers storekeepers factors and brokers of and dealers in and to promote the sales of all kinds of products commodities goods articles produce materials and substances and general merchandise and to import buy prepare manufacture render marketable sell barter exchange pledge charge make advances on and otherwise deal in or turn to account such products commodities goods articles produce materials and substances and general merchandise in their prepared manufactured or raw state and to undertake carry on and execute all kinds of commercial trading and other manufacturing operations and all business whether wholesale or retail.


                                       1-

      (5) To carry on business as capitalists and concessionaires, and to undertake carry on and execute all kinds of commercial trading and other operations.

      (6) To carry on any other trade or business whatsoever which can, in the opinion of the Company, be advantageously or conveniently carried on by the Company by way of extension of or in connection with, or is calculated directly or indirectly to develop any branch of, the Company's business or to increase the value of or turn to account any of the Company's assets, property or rights.

      (7) To invest the capital and other moneys, including without limitation, funds obtained from outside borrowings, of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature, whether constituted or carrying on business in Singapore or elsewhere wheresoever, any shares, stocks, bonds, warrants, rights, coupons, talons, mortgages, obligations, and other securities issued or guaranteed by any government, sovereign, ruler, commissioners, trust, municipal, local or other authority or body of whatever nature, whether in Singapore or elsewhere wheresoever.

      (8) To subscribe for, conditionally or unconditionally to take, hold, sell, tender for, exchange and convert stocks, shares, debentures, debenture stocks, bonds, warrants, rights, coupons, talons, mortgages, obligations and other securities issued or guaranteed by any company, corporation or undertaking of whatever nature or by any government, sovereign, ruler, commissioners, trust, municipal, local or other authority or body of whatever nature, whether in Singapore or elsewhere wheresoever.

      (9) To purchase, take on lease, exchange or acquire any lands, buildings and property of any tenure or description in Singapore and elsewhere and any estate or interest therein and any rights over or connected with any such lands, buildings and property, whether or not subject to any charge or incumbrance and to hold or to sell lease let alienate, mortgage, charge or otherwise deal with all or any part or parts of such lands, buildings or property or any estate or interest or rights therein.

      (10) To develop and turn to account any land acquired by or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings and by planting, paying, draining, farming, cultivating, letting on a building lease or agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, purchasers and others.

      (11) To purchase or otherwise acquire for investment or resale or as security lands, houses, building, tenements, premises, plantations and all immovable property of any tenure or any interest therein, and any movable property of any description or any interest therein and to hold, lease, sublease, exchange or otherwise deal with property of every description, whether immovable or movable and whether for valuable consideration or not.

      (12) To carry on all or any of the business or proprietors of flats, maisonettes, dwelling-houses, shops, warehouses, stores and offices and for these purposes to purchase, take on lease, or


                                       2-
otherwise acquire and hold any lands or buildings of any tenure or description wherever situate, or rights or interest therein or connected therewith; to prepare building sites, and to construct, reconstruct, pull down, alter, improve, decorate, furnish and maintain flats, maisonettes, dwelling-houses, shops, warehouses, stores, offices, buildings, works and conveniences of all kinds; to lay out roads and pleasure gardens and recreation grounds; to plant drain or otherwise improve the land or any part thereof.

      (13) To carry on business as builders and contractors and to construct, execute, carry out, equip, improve, work, develop, administer, maintain, manage or control buildings and works of all kinds or to dismantle or demolish any such buildings and works.

      (14) To act as nominees, managers, receivers, stewards or agents in any capacity and undertake or direct the management of property, lands, and estates of any tenure or kind of any persons whether members of the Company or not in the capacity of stewards or receivers or otherwise, and to undertake and execute any trusts the undertaking of which may seem desirable and either gratuitously or otherwise and for any person, firm, company or authority whatsoever.

      (15) To undertake and execute any contracts for works involving the supply or use of plant and machinery and equipment of every description and for that purpose to sell or let on hire the same and to carry out any ancillary or other works comprised in such contracts.

      (16) To buy, sell, manufacture, repair, alter, improve, exchange, let out on hire, import, export and deal in all works, plant, machinery tools, utensils, appliances, apparatus, products, materials, substances, articles and things capable of being used in any business which the Company is competent to carry on or required by any customers of our persons having dealings with the Company or commonly dealt in by persons engaged in any such business or which may seem capable of being profitably dealt with in connection therewith and to manufacture, experiment with, render marketable and deal in all residual products and by-products incidental to or obtained in any of the businesses carried on by the Company.

      (17) To consolidate, connect or sub-divide any of the properties of the Company and to lease or dispose of the same in any manner and on such terms as the Company may determine.

      (18) To sell, improve, manage, develop, enfranchise, let on lease, mortgage, grant licenses or other rights or options over, exchange, dispose of or turn to account, all or any part of the lands, securities, assets, undertaking or property, movable or immovable, of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, stock, debentures, debenture stock, securities or obligations of any other company having objects altogether, or in part, similar to those of the Company.

      (19) To guarantee the payment or performance of any debts, contracts or obligations, or become surety for any person, firm or company for any purpose whatsoever whether with or without security and whether or not the Company derives any benefit from doing so.


                                       3-

      (20) To act as agents for the collection, receipt or payment of money, and generally to act as agents for and render services to customers and others, and generally to give guarantees and indemnities.

      (21) To purchase, charter, take in exchange, or otherwise acquire and hold ships, vessels and crafts of any kind or interests therein and to maintain, repair, improve, alter, sell exchange or let out on hire or charter or otherwise deal with and dispose of any ships or vessels aforesaid.

      (22) To carry on all or any of the businesses of ship-owners, managers of shipping property, omnibus owners or managers, passengers or freight contractors, carriers by land and sea, barge owners, lightermen, forwarding agents, ice merchants, refrigerating agents, storekeepers, warehousemen, wharfingers and general traders.

      (23) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use any secret or other information as to any invention or preparation which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

      (24) To sell, exchange, dispose of, turn to account or otherwise deal with the whole or any part of the undertaking, property, assets and rights of the Company, either together or in portions for such consideration as may be agreed including stocks, shares, debentures, debenture stocks or other securities of any company purchasing the same.

      (25) To acquire the whole or any part of the undertaking, property, assets, rights and liabilities of any person or company possessed of property suitable for the purposes of the Company or carrying on any business which this Company is authorised to carry on for such consideration as may be agreed including stocks shares debentures debenture stocks or other securities of the Company.

      (26) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interest or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of dividends, interest or capital on any shares, stock or securities of and to subsidise or otherwise assist any such company.

      (27) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be any manner calculated to advance directly or indirectly the objects or interests of the Company, and to acquire and hold or dispose of shares, stocks or securities of and guarantee the payment of dividends, interest or capital on any shares, stock or securities issued by or any other obligations of any such company.


                                       4-

      (28) To amalgamate with any other company whose objects are or include objects similar to those of the Company, whether by sale or purchase, for fully or partly paid up shares or otherwise, of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

      (29) To borrow or raise or secure the payment of money for the purposes of or in connection with the Company's business in such manner and on such terms as the Company may think fit.

      (30) To mortgage and charge the undertaking and all or any of the movable and immovable property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stocks and further to secure any securities of the Company by a trust deed or other assurance.

      (31) To receive money on deposit or loan upon such terms as the Company may approve.

      (32) To do all or any of the above things in any part of the world and either as principals, agents, contractors or otherwise and either alone or in conjunction with others and either by or through local managers, agents, trustees or otherwise.

      (33) To make donations for patriotic or for charitable purposes.

      (34) To provide for the welfare of employees or ex-employees of the Company and the wives and families or the dependants or relatives of such persons in such manner as the Company shall think fit and in particular by building or contributing to the building of houses or dwellings or by grants of money, pensions, allowances, bonuses or other payments or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds or trusts and by providing, subscribing for, or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendances and other assistance as the Company shall think fit.

      (35) To do all such other things as in the opinion of the Company are incidental to or conducive to the attainment of any of the above objects or any objects of a like or similar nature.

The objects specified in each paragraph of this clause shall, unless otherwise expressed in such paragraph, be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or group of paragraphs and shall be capable of being pursued as an independent object and either alone or in conjunction with all or any one or more of the other objects specified in the same or in any other paragraph or group of paragraphs and the discontinuance or abandonment of all of any of the businesses or objects hereinbefore referred to shall not prevent the Company from carrying on any other business authorised to be carried on by the Company and it is hereby expressly declared that in the interpretation of this clause the meaning of any of the Company's objects shall


                                       5-
not be restricted by reference to any other object or by the juxtaposition of two or more of them and that in the event of any ambiguity this clause shall be construed in such a way as to widen and not to restrict the powers of the Company.

And it is hereby further declared that the word "company" in this clause except where used in reference to the Company shall wherever the context so permits be deemed to include any corporation (wherever incorporated) partnership or other body of persons whether incorporated or not, and whether domiciled in the Republic of Singapore or elsewhere.

      148. The liability of the members of the Company is limited.

149. The authorised share capital of the Company is $100,000.00 divided into 100,000 shares of $1.00 each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential deferred qualified or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.



                                       6-

      WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------

Names, Addresses and                               Number of
Occupations of                                     Shares taken
Subscribers                                        by each Subscriber

--------------------------------------------------------------------------------

ONG KIAN MIN                                       One
16-D Chatsworth Road
Singapore 249778

Advocate & Solicitor


YONG WEI LING IVY                                  One
Blk 667A Jurong West St 65
#13-119
Singapore 641667

Advocate & Solicitor


--------------------------------------------------------------------------------
Total number of shares taken                       Two

--------------------------------------------------------------------------------

Dated this 14th day of January 2000



Witness to the above signatories:                  WENDY LEE SU LIN
                                                   Advocate & Solicitor
                                                   1 Robinson Road #18-00
                                                   AIA Tower
                                                   Singapore  048542


                                       7-

                                 EXHIBIT 3.2(d)

                       Form of Additional Investor Letter

                                __________, 2000

[Name of Investor]
[Address]

Attention:     [Mr./Ms. _____________]
               [Title]

               Re:  Softbank China Holdings Pte., Ltd.

Dear_________________________:


      This is to confirm our agreement regarding the issuance by Softbank China Holdings Pte., Ltd. (the "Company")] of _______ ordinary shares (the "Shares") representing a ___% equity ownership interest in the Company to __________ ("Investor"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Joint Venture Agreement with respect to the Company dated as of May _, 2000 between SOFTBANK Corp. and UT Starcom, Inc.

      1. Purchase and Sale. Subject to the terms and conditions set forth in this agreement (the "Agreement"), Investor hereby agrees to purchase from the Company and the Company hereby agrees to issue to Investor at the Closing (defined below), the Shares for the aggregate amount of $__________ (the "Purchase Price"), representing a per Share price of $__________.

      2. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Morrison & Foerster LLP, AIG Building, 1lth Floor, 1-1-3 Marunouchi, Chiyoda-ku, Tokyo, Japan, at 10:00 a.m. on ________, 2000, or at such other time and place as the Company and Investor shall agree (the "Closing Date").

      3. Delivery. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver to Investor share certificates representing the Shares, against Investor's delivery of written confirmation of Investor's payment of the Purchase Price to the Company by wire transfer of Japanese yen in immediately available funds to the following account:

        Bank name and branch:___________________
        Bank address:___________________________
        Bank telephone:_________________________
        Account number:_________________________
        Account name:___________________________
        Swift #:________________________________

      Promptly following the Closing Date, Company shall issue share certificates representing the Shares to Investor.

      4. Representations and Warranties.

            (a) Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that as of the date hereof and as of the Closing Date, that the following statements are and shall be true and correct:

                  (i) Organization. The Company is a corporation duly organized and validly existing under the laws of Singapore, and has the corporate power and authority to enter into and perform this Agreement.

                  (ii) Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of the Company.

                  (iii) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing (a "Governmental Authority"), or any natural individual, Governmental Authority, partnership, firm, corporation or other business association (a "Person"), is required in connection with the Company's execution, delivery and performance of this Agreement, or if any such consent is required, the Company has satisfied the applicable requirements.

                  (iv) Effect of Agreement. The Company's execution, delivery and performance of this Agreement will not (A) violate the articles of incorporation of the Company or any provision of any applicable statute, rule, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority ("Applicable Law"), (B) violate any judgment, order, writ, injunction or decree of any court applicable to the Company, (C) have any effect on the compliance of the Company with any applicable licenses, permits or authorizations which would materially and adversely affect the Company, (D) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which the Company is a party and which would materially and adversely effect the Company, or (E) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Company.

                  (v) Litigation. There are no actions, suits or proceedings pending or, to the Company's knowledge, threatened, against the Company before any Governmental Authority which question the Company's right to enter into or perform this Agreement, or which question the validity of this Agreement.

                  (vi) Valid Issuance of the Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and upon Investor's payment of the Purchase Price, will be fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under Applicable Law.

            (b) Representations and Warranties of Investor. Investor hereby represents and warrants to the Company that as of the date hereof and as of the Closing Date, that the following statements are and shall be true and correct:

                  (i) Organization. Investor is duly organized and validly existing under the laws of [__________] and has the requisite power and authority to enter into and perform this Agreement.

                  (ii) Authorization. All corporate or other action on the part of Investor necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken, and this Agreement, when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of Investor.

                  (iii) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with Investor's execution, delivery and performance of this Agreement, or if any such consent is required, Investor has satisfied any applicable requirements.

                  (iv) Effect of Agreement. Investor's execution, delivery and performance of this Agreement will not (A) violate its organizational documents or any provision of Applicable Law, (B) violate any judgment, order, writ, injunction or decree of any court applicable to Investor, (C) have any effect on the compliance of Investor with any applicable licenses, permits or authorizations which would materially and adversely affect Investor, (D) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which Investor is a party and which would materially and adversely affect Investor, or (E) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Investor.

                  (v) Litigation. There are no actions, suits or proceedings pending or, to Investor's knowledge, threatened, against Investor before any Governmental Authority which question Investor's right to enter into or perform this Agreement, or which question the validity of this Agreement.

                  (vi) Investment Intent, Investment Experience. The Shares will be acquired solely for investment purposes, for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, except as expressly permitted hereby. Investor believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares. Investor has such business and financial experience as is required to give it the capacity to protect its own interest in connection with the purchase of the Shares. Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering in Japan or the United States.

      5. Closing Conditions.

            (a) Investor's obligation to purchase the Shares at the Closing are subject to the fulfillment or waiver by the Company of the following conditions: (i) the representations and warranties made by the Company above shall be true and correct in all material respects when made and on the Closing Date with the same force and effect as if they had been made on and as of such date, and (ii) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed in accordance with the terms hereof.

            (b) The Company's obligation to issue the Shares to Investor at the Closing are subject to the fulfillment or waiver by Investor of the following conditions: (i) the representations and warranties made by Investor above shall be true and correct in all material respects when made and on the Closing Date with the same force and effect as if they had been made on and as of such date, and (ii) all covenants, agreements and conditions contained in this Agreement to be performed by Investor on or prior to the Closing Date shall have been performed in accordance with the terms hereof.

      6. Additional Agreements.

            (a) Investor agrees that it will vote all of the Shares, and all other shares of ordinary shares and other securities of the Company ("Securities") now or hereafter owned by it, as directed by SOFTBANK Corp. ("SOFTBANK") from time to time. Investor's obligations pursuant to this paragraph shall terminate upon the closing of the Company's initial public offering.

            (b) Investor agrees to hold its Securities and, except as permitted pursuant to this paragraph, not to sell, transfer, assign, hypothecate or in any way alienate any of its Securities or any right or interest therein except a sale to a wholly-owned subsidiary of Investor (in which case Investor shall forward a written notice (a "Notice") to SOFTBANK at least 30 days in advance of the proposed sale and provide such information relating thereto SOFTBANK may reasonably request). In the event that SOFTBANK proposes to sell all of its Securities, it may elect, by forwarding a Notice to Investor, to require Investor to include all of its Securities in the proposed sale, on the same terms and conditions applicable to the sale by SOFTBANK. The rights granted pursuant to this paragraph shall terminate upon the closing of Company's initial public offering.

            (c) Investor agrees that, if it commits a material breach of this Agreement, and such breach continues for a period of thirty (30) days after the delivery of written notice of the default, SOFTBANK shall have the right, but not the obligation, to purchase all of the Shares and all other Securities then owned by Investor for the purchase price at which Investor acquired such Securities. SOFTBANK may exercise such right by forwarding a written notice of election to Investor. Such right shall be assignable by SOFTBANK in its discretion and shall be in addition to, and shall not limit in any respect, any remedies available under Applicable Law.

      7. Miscellaneous. (a) This Agreement shall be governed by, and construed in accordance with, the laws of Japan. (b) The representations, warranties, covenants and agreements made herein shall survive the Closing. (c) The rights and obligations hereunder may not be assigned or delegated by Investor without SOFTBANK's prior written consent, except by Investor to a wholly-owned subsidiary in connection with a sale of Securities in accordance with paragraph 6(b). The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. (d) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of SOFTBANK and Investor. (e) Investor agrees to maintain in confidence and not to disclose the existence. and terms of this Agreement and of discussions regarding the transactions contemplated hereby, except for disclosure to its employees, financial or legal advisors on a "need to know" basis. (f) In the event that any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

      If the foregoing is consistent with the Investor's understanding, please sign this Agreement where indicated below and return to SOFTBANK the Company a fully-executed original.

      Very truly yours,
      SOFTBANK CHINA HOLDINGS PTE., LTD.


      By:____________________________
      Name:__________________________
      Title:_________________________


      [INVESTOR]


      _______________________________


      By:____________________________
      Name:__________________________
      Title:_________________________
      Date:_______________, 2000


      acknowledged:

      SOFTBANK CORP.


      By:____________________________
      Name:__________________________
      Title:_________________________